Exhibit 99.1

FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results
for the Second Quarter of Fiscal 2012

iAPPS Revenue Increased 54% Year over Year

Recurring Revenue Increased 21% Year over Year

Burlington, MA, May 11, 2012 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of the award-winning iAPPS web engagement platform and related interactive solutions, today announced financial results for its second quarter and six month period ended March 31, 2012.

Second Quarter Highlights:

•	Revenue in the second quarter of 2012 was $6.7 million, compared to revenue of $6.6 million in the second quarter of 2011.
•	iAPPS related revenue increased 54% to $4.3 million, compared to $2.8 million in the second quarter of 2011.
•	Recurring revenue increased 21% to $1 million, compared to $826 thousand in the second quarter of 2011.
•	Total gross profit margin increased to 56% compared to 51% in the second quarter of 2011.
•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) increased 105% to $524 thousand compared to $256 thousand in the second quarter of 2011.
•	Non-GAAP net income was $120 thousand compared to a loss of $67 thousand in the second quarter of 2011.

First Six Months Highlights:

•	Revenue in the first six months of 2012 was $13.2 million, compared to revenue of $13.1 million in the first six months of 2011.
•	iAPPS related revenue increased 41% to $7.9 million, compared to $5.6 million in the first six months of 2011.
•	Recurring revenue increased 25% to $2 million, compared to $1.6 million in the first six months of 2011.
•	Total gross profit margin increased to 54% compared to 50% in the first six months of 2011.
•	Adjusted EBITDA increased 28% to $952 thousand compared to $741 thousand in the first six months of 2011.
•	Non-GAAP net income was $193 thousand compared to $100 thousand in the first six months of 2011.

Fiscal 2012 Outlook

Bridgeline Digital expects Fiscal 2012 revenue to be in the range of $27 million to $28 million.  The Company’s revenue strategy will continue to focus on higher gross margin iAPPS driven opportunities, while discontinuing relationships with lower margin based customers. This strategy reflects a reduction of approximately $2.5 million of revenue generated in fiscal 2011 from lower margin, non-iAPPS related customer relationships.

In addition, the Company expects to continue to generate positive non-GAAP income and positive Adjusted EBITDA for fiscal 2012.

Bridgeline Digital recently signed a multi-year agreement with a strategic Fortune 500 Company.  We believe this alliance will be a significant catalyst for Bridgeline and iAPPS for years to come.  Due to the nature of iAPPS selling cycles and integration lead times, Bridgeline does not believe it will see a financial impact of the newly formed iAPPS alliance until its fiscal fourth quarter of 2012.  Bridgeline plans to announce the details of the powerful iAPPS alliance in mid 2012.

Conference Call Today at 4:30pm EST

Bridgeline Digital will host a discussion of its second quarter results at approximately 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, impairment charges, amortization of intangible assets, stock based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and before stock compensation and impairment charges.  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Reconciliation of GAAP net loss to
non-GAAP adjusted net income:
GAAP net loss	$(166)	$(329)	$(629)	$(485)
Amortization of intangible assets	191	190	386	398
Impairment of intangible asset	-	-	281	-
Stock-based compensation	95	72	155	187
Non-GAAP adjusted net income(loss)	$120	$(67)	$193	$100

Reconciliation of GAAP loss per diluted share to
non-GAAP adjusted earnings per diluted share:
GAAP net loss per share	$(0.01)	$(0.03)	$(0.05)	$(0.04)
Amortization of intangible assets	0.02	0.02	0.03	0.03
Impairment of intangible asset	-	-	0.02	-
Stock-based compensation	-	0.01	0.01	0.02
Non-GAAP adjusted net income(loss)	$0.01	$0.00	$0.02	$0.01

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(166)	$(329)	$(629)	$(485)
Provision for income tax	48	21	69	42
Interest expense (income),net	72	61	136	112
Amortization of intangible assets	191	190	386	398
Impairment of intangible asset	-	-	281	-
Depreciation	244	150	464	312
EBITDA	389	93	707	379
Other amortization	40	91	90	175
Stock-based compensation	95	72	155	187
Adjusted EBITDA	$524	$256	$952	$741

Reconciliation of GAAP net loss per diluted share to
Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.01)	$(0.03)	$(0.05)	$(0.04)
Provision for income tax	-	-	0.01	-
Interest expense (income),net	0.01	-	0.01	0.01
Amortization of intangible assets	0.02	0.02	0.03	0.04
Impairment of intangible asset	-	-	0.02	-
Depreciation	0.02	0.01	0.04	0.03
Other amortization	-	0.01	0.01	0.01
Stock-based compensation	-	0.01	0.01	0.01
Adjusted EBITDA	$0.04	$0.02	$0.08	$0.06

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Revenue:
Web application development services	$5,441	$5,381	$10,749	$10,924
Managed service hosting	611	501	1,227	968
Subscription and perpetual licenses	620	731	1,213	1,250
Total revenue	6,672	6,613	13,189	13,142

Cost of revenue:
Web application development services	2,771	2,963	5,626	5,976
Managed service hosting	85	115	191	261
Subscription and perpetual licenses	100	178	220	361
Total cost of revenue	2,956	3,256	6,037	6,598
Gross profit	3,716	3,357	7,152	6,544

Operating expenses:
Sales and marketing	1,846	1,779	3,561	3,422
General and administrative	1,001	1,022	2,001	1,920
Research and development	480	470	883	852
Depreciation and amortization	435	333	850	681
Impairment of intangible asset	-	-	281	-
Total operating expenses	3,762	3,604	7,576	6,875
Loss from operations	(46)	(247)	(424)	(331)
Interest income (expense), net	(72)	(61)	(136)	(112)
Loss before income taxes	(118)	(308)	(560)	(443)
Provision for income taxes	48	21	69	42
Net loss	$(166)	$(329)	$(629)	$(485)

Net loss per share:
Basic and diluted	$(0.01)	$(0.03)	$(0.05)	$(0.04)
Number of weighted average shares:
Basic and diluted	12,338,156	12,254,793	12,328,899	12,069,326

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	March 31,	September 30,
	2012	2011
Current Assets:
Cash and cash equivalents	$1,352	$2,528
Accounts receivable and unbilled revenues, net	3,672	4,274
Prepaid expenses and other current assets	846	494
Total current assets	5,870	7,296
Equipment and improvements, net	3,082	1,779
Intangible assets, net	1,270	1,527
Goodwill	20,809	20,122
Other assets	664	685
Total assets	$31,695	$31,409

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$987	$1,291
Accrued liabilities	937	1,081
Accrued earnouts, current	527	295
Debt, current	1,366	1,750
Capital lease obligations, current	200	216
Deferred revenue	1,206	1,169
Total current liabilities	5,223	5,802
Accrued earnouts, net of current portion	923	772
Debt, net of current portion	3,344	3,017
Capital lease obligations, net of current portion	209	215
Other long term liabilities	1,206	395
Total liabilities	$10,905	$10,201

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized;
12,605,511 and 12,306,207 shares issued and outstanding, respectively	13	12
Additional paid-in-capital	38,329	38,083
Accumulated deficit	(17,399)	(16,770)
Accumulated other comprehensive loss	(153)	(117)
Total stockholders' equity	20,790	21,208
Total liabilities and stockholders' equity	$31,695	$31,409

About Bridgeline Digital, Inc

Bridgeline Digital is developer of the award-winning iAPPS® Web Engagement Platform and related interactive solutions.

The iAPPS platform deeply integrates Web Content Management, eCommerce, eMarketing, and web Analytics capabilities within the heart of mission critical websites or eCommerce web stores.   iAPPS enables customers to enhance and optimize the value of their web properties. Combined with award-winning interactive development capabilities, Bridgeline helps customers cost-effectively accommodate the changing needs of today’s rapidly evolving web properties; allowing them to maximize revenue, improve customer loyalty, enhance employee knowledge, and reduce operational costs.

The iAPPS product suite is delivered through a Cloud-based SaaS business model, whose flexible architecture provides customers with state-of-the-art deployments that provide maintenance and daily technical operation and support; or via a traditional perpetual licensing business model, in which the iAPPS software resides on a dedicated server in either the customer’s facility or Bridgeline’s co-managed hosting facility.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Tampa, and Bangalore, India. Bridgeline has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: L’Oreal, Sun Chemical, Parametric Technologies Corp, Blue Cross Blue Shield, Novartis, Shaw Flooring, Endo Pharmaceuticals, Guardian Life, Tosoh, Dover, ViaWest, PODS, AARP, Cadaret Grant & Co., CFO Magazine, and the American Academy of Pediatrics.  To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:
Bridgeline Digital, Inc.
Kimberly Brown
Director, Investor Relations
781-995-0888
kbrown@blinedigital.com